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                                                                   EXHIBIT 10.13




August 27, 1999


Robert J. Eve

Dear Bob:

Chain Link Technologies, Inc., is pleased to offer you the position of Vice President of Alliances.

Your compensation will be as follows:

     . Your rate of pay will be one hundred and fifty thousand dollars ($150,000) per year.
     . Your salary will increase to one hundred and sixty thousand dollars ($160,000) effective January 1, 2000.
     .  You will receive 25% bonus at target.
     . You will be awarded stock options in the amount of two hundred thousand (200,000) shares from our Stock Option Plan. These options will be vested over a period of four years. The vesting period will begin on the date of your employment at Chain Link Technologies, Inc.

You will be awarded stock options in the amount of two hundred thousand (200,000) shares from our Stock Option Plan. These options will be vested over a period of four years. The vesting period will begin on the date of your employment at Chain Link Technologies, Inc.

Additional benefits effective on your start date will be:

     .  Full medical, dental and optical insurance
     .  Life insurance
     .  Long-term disability insurance
     .  401(k) Savings Plan

Please refer to the attachment entitled Chain Link Employee Benefits for a brief description of the items in your compensation package.

This offer letter shall supercede any verbal commitment you may have received from any representative of Chain Link Technologies, Inc. We look forward to having you join us in a mutually beneficial relationship. Please contact me if you have any questions or concerns.

Sincerely,

Raj Jain
President

I have read and accept the terms stated above.

/s/ Robert J. Eve                signed on          7-Sep-99
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Bob Eve                                             Date

I plan to report to work at Chain Link Technologies, Inc. on     24-Sep-99
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